Exhibit 21.1
Subsidiaries of Duquesne Light Holdings, Inc.

Entity	Jurisdiction
AquaSource, Inc. (Inactive)	Delaware
Cherrington Insurance, Ltd.	Bermuda
DQE Capital Corporation	Delaware
DQE Enterprises, Inc.	Pennsylvania
Allegheny Development Corporation (Inactive)	Pennsylvania
BodyMedia, Inc.	Delaware
In-Transition, Inc. (Inactive)	Pennsylvania
JLK Technology, Inc. (Inactive)	Delaware
Lab Cor, Inc.	Oregon
NWP Services Corp.	Delaware
Property Ventures, Ltd. (Inactive)	Pennsylvania

DQE Financial Corp.	Delaware
Duquesne Power, LLC	Delaware
Mariner Investment Strategies, LLC.	Delaware
Diemen No. 33 LLC	Delaware
Diemen-Flevo Co.	Delaware
Alkmaar, LLC	Delaware
Schiphol LLC	Delaware
Holyhead LLC	Delaware
Maasvlakte LLC	Delaware
Monticello Two Corporation	Delaware
Monticello Leasing Limited Partnership*	Delaware
Utrecht LLC	Delaware
Montauk Energy Capital, LLC	Delaware
Apollo Energy III, LLC	Washington
Chautauqua LFG, L.L.C.	Delaware
COP LFG, L.L.C.	Delaware
CRMC Bethlehem LLC	Delaware
Dade County LGP, L.L.C.	Delaware
EnviroGas Holdings, Inc.	Delaware
CBM Capital, L.L.C. (Inactive)	Delaware
LFG Capital, L.L.C. (Inactive)	Delaware
Glacier Ridge LFG, LLC	Delaware
GSF Energy, L.L.C.	Delaware
Landfill Gas Production, L.L.C.	Delaware
LFG Management Services, L.L.C.	Delaware
MASS Energy, LLC	Delaware
Montauk Synfuels, LLC	Delaware
Rolling Hills LFG, L.L.C.	Delaware
Roosevelt Landfill Gas Recovery, L.L.C.	Delaware
San Antonio LGP, L.L.C.	Delaware
VB LFG, L.L.C.	Delaware
Waste Energy Technology, LLC	Nevada
Hereford Contracting & Excavating, Inc.	Washington
Zion LFG, LLC	Delaware
North Shore Affordable Housing, LLC	Delaware
Monticello Leasing Limited Partnership*	Delaware

DQE Systems, Inc. (Inactive)	Pennsylvania
DQE Communications, LLC.	Pennsylvania
DQE Communications Network Services LLC	Pennsylvania
Duquesne Broadband LLC	Delaware
Duquesne Broadband Smart Grid LLC	Delaware

Entity	Jurisdiction
Duquesne Energy Solutions, LLC	Delaware
DES Corporate Services, Inc.	Delaware
DES Operating Services, Inc.	Delaware
DH Energy, L.P. *	Pennsylvania
DQE Synfuels, L.P. *	Pennsylvania
DES Synfuel Operating Services, Inc.	Delaware
DH Energy, LLC	Pennsylvania
DH Energy, L.P. *	Pennsylvania
DQE Synfuels LLC	Delaware
DH Canada, Inc.	New Brunswick
DQE Synfuels, L.P. *	Pennsylvania
M T Detroit, Inc. (Inactive)	Delaware
Monmouth Energy, Inc.	New Jersey
DTE Pittsburgh, LLC	Delaware
M T Energy, Inc.	Pennsylvania

Duquesne Light Company	Pennsylvania
Duquesne Financial, L. P. (Inactive)	Pennsylvania
Duquesne Power Two, LLC (Inactive)	Delaware
Monongahela Light and Power Company	Pennsylvania
DataCom Information Systems, LLC	Delaware
Maglev, Inc.	Pennsylvania
Oakridge Resources, Inc. (Inactive)	Pennsylvania

Duquesne Light Energy, LLC	Delaware

Duquesne Generation Company	Pennsylvania
Subsidiaries of Duquesne Light Company

Entity	Jurisdiction
Duquesne Financial, L. P. (Inactive)	Pennsylvania
Duquesne Power Two, LLC (Inactive)	Delaware
Monongahela Light and Power Company	Pennsylvania
DataCom Information Systems, LLC	Delaware
Maglev, Inc.	Pennsylvania
Oakridge Resources, Inc. (Inactive)	Pennsylvania

* Multiple Parents